EXHIBIT 99.1
Republic Property Trust Reports 2006 First Quarter Results
Washington, D.C., May 11, 2006 – Republic Property Trust (the “Company”) (NYSE: RPB), a self-administered and self-managed real estate investment trust, today announced its results for the three months ended March 31, 2006.
Financial statements and exhibits included in this release reflect the Company’s results for the three months ended March 31, 2006, and of its predecessor, RKB Washington Property Fund I L.P. (the “Predecessor”), for the three months ended March 31, 2005.
At March 31, 2006, the Company owned 10 properties, comprising 21 buildings in the Greater Washington, D.C. metropolitan area, through its approximate 88.0% ownership in Republic Property Limited Partnership, its Operating Partnership.
Mark R. Keller, Chief Executive Officer of Republic Property Trust said, “We are excited to present our results for the first full quarter as a public company. Although leasing activity during the quarter was relatively quiet, we are currently experiencing strong leasing activity from both existing and new tenants at several of our properties. Republic continues to be the beneficiary of one of the nation’s leading economies. The Washington, D.C. metropolitan area payroll job growth is projected to average around 60,000 per year over the next three years. Office vacancy rates in all of our markets are in single digits with net office absorption reaching approximately 1 million square feet.”
Recent Activity
On May 1, 2006 the Company announced that its Operating Partnership, Republic Property Limited Partnership (“Operating Partnership”), has closed a $150 million secured revolving credit facility with an option to increase the amount of the facility by up to $100 million (“Credit Facility”). The Credit Facility’s initial term expires in May 2009, with an option for a one-year extension at the election of the Operating Partnership.
The Company expects to close on its previously-announced acquisition of WillowWood I and II later in May 2006. WillowWood I and II, two Class A office buildings totaling approximately 250,000 net rentable square feet, are part of a four-building office complex known as WillowWood Plaza in Fairfax, Virginia. The Company currently owns the other two buildings in the park, WillowWood III and IV. The $66 million purchase price is expected to be funded by secured mortgage debt and funds drawn from the Company’s Credit Facility.

Republic Property 2006 First Quarter

Financial Results
Net income for the 2006 first quarter was $61,000, compared to a net loss of $1.7 million for the same period in 2005.
Comparability was impacted by changes in the portfolio during the period. The Company acquired the Republic Building in late December 2005. The remaining nine properties in the portfolio were owned at all times during each of the 2006 and 2005 first quarters.
Comparability of results was also impacted by the following factors:
•	Revenue increased at the Company’s Presidents Park property which was 44.5% occupied at January 1, 2005 and 69.5% occupied at March 31, 2006.

•	The Company earned management and development fees from the various third-party management and development agreements that were contributed to the Company in connection with the IPO and formation transactions.

•	Real estate tax expense increased due to increased tax assessments at two of our properties.

•	Property operating costs increased due to increased occupancy at Presidents Park, in addition to higher HVAC, landscaping and property management costs at our other properties.

•	Depreciation and amortization increased as a result of the amortization of the third-party management and development agreements, together with increased depreciation arising from tenant improvements at the Presidents Park property.

•	Management fee expense represents fees paid by the Company’s Predecessor prior to the IPO. These fees were terminated on December 19, 2005.

•	General and administrative expense is not directly comparable since the costs of our administrative function were not borne by our predecessor. These costs include costs of our administrative function generally, costs associated with operating as a public company and costs associated with providing the services under our management and development agreements. Also reflected in 2006 general and administrative expense is approximately $0.5 million of costs incurred in connection with the termination of the Lehman line of credit commitment.

•	Interest income increased as a result of higher cash balances and temporary investments of some of the IPO proceeds in marketable securities.

•	Interest expense decreased due to the repayment of approximately $124 million of the Predecessor’s debt using proceeds from the IPO.
Net income per common share (basic and diluted) for the three months ended March 31, 2006 was zero per common share (basic and diluted) on a rounded basis. Weighted average shares outstanding for the quarter were 25,985,752 (basic and diluted). Weighted average shares and units outstanding for the quarter were 29,545,771 (basic and diluted).

Republic Property 2006 First Quarter

Our Operating Partnership’s FFO for the 2006 first quarter totaled $4.5 million, or $0.15 per share, compared to $1.0 million for the comparable period in 2005.
The changes in FFO between periods are driven by the same factors driving the changes in our net results as discussed above.
These reported results are unaudited, and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2006. However, in management’s opinion, all adjustments considered necessary for a fair presentation of these reported results have been made.
Option Properties
Republic Property Trust has been retained as the property developer for three Class A Trophy office properties in Washington D.C., representing an estimated 1.1 million net rentable square feet, and has option agreements to acquire each of these assets. Two of these properties, Republic Square I and The Portals III, are currently under construction, while the third asset, Republic Square II, is an undeveloped parcel of land.
Republic Square I
Building inspections for Republic Square I are complete and all approvals are in hand. As of May 1, 2006, approximately 92,625 square feet, or 24% of the net rentable space, at Republic Square I has been pre-leased to three tenants, which include National Cable & Telecommunications Association (“NCTA”), General Motors (“GM”) and General Services Administration (U.S. Government - Department of Justice, “GSA”). The weighted average starting rent for NCTA and GM is $32.87 per square foot on a triple net basis. The starting rent for the GSA is $46.44 on a full service basis. The weighted average tenant improvement allowance for all three leases is $47.47 per square foot. These leases have an average term of approximately 10.5 years. The garage has been leased for 10 years to Colonial Parking, Inc. at a starting rent of 70% of gross parking receipts until the building surpasses 70% occupancy, at which time the minimum rent payable will be $1 million annually. The parking garage has opened for business and GM has taken possession of their space.
The Portals III
The base building of The Portals III is nearing completion and is anticipated to deliver in June 2006. There have not been any leases executed at The Portals III. Touring activity remains strong.
Developments Regarding West Palm Beach City Center
As previously disclosed, the Company currently provides services to the City of West Palm Beach, Florida to develop an urban mixed-use development known as City Center, which will comprise a new city hall, public library and photography museum. Following the federal charges filed against, and the subsequent resignation of, a commissioner of the City of West Palm Beach, Florida, and following certain discussions with the City’s representatives concerning our involvement in the City Center project and other matters involving that commissioner, the Company understands that on May 8, 2006, the West Palm Beach City Commission ratified a motion of the West Palm Beach Community Redevelopment Agency that seeks our consent to an assignment of the City Center development agreement with the City of West Palm Beach to an unrelated third party. Such matters are currently under internal review. If there has been any conduct inconsistent with our high standard of business ethics, the Company will address such matters in an appropriate and responsible manner.

Republic Property 2006 First Quarter

Distributions and Other Matters
A quarterly cash distribution of $0.206 per common share for the first quarter of 2006 will be paid on May 26, 2006 to shareholders of record on May 12, 2006.
The Company’s first annual shareholders’ meeting will be held on June 14, 2006 for shareholders of record as of April 18, 2006. The meeting will be held at 9:00 a.m. Eastern Daylight Time at the Mandarin Oriental, 1330 Maryland Avenue S.W., Washington, D.C. 20024. Shareholders who own Republic Property Trust shares on April 18, 2006 are invited to attend the meeting.
Conference Call
Members of the Company’s management team will host a conference call and audio webcast, both open to the general public, at 11:00 a.m. Eastern Daylight Time on Thursday, May 11, 2006 to discuss its financial results and provide a Company update.
The conference call can be accessed by dialing 303-262-2193. No passcode is needed for the live call. The replay will be available through May 18, 2006 by dialing 303-590-3000, passcode 11059345.
The Company will audio webcast the call, which may be accessed through the Company’s own website at www.rpbtrust.com, in the Investor Relations section. To listen to a live broadcast, access this site at least 10 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software. An audio replay of the webcast will be archived for one year in the Investor Relations section of the Company’s web site under the heading Events & Webcasts.
Supplemental Information
The supplemental information package providing further information regarding the Company’s results of operations, its properties and tenants will be available prior to the quarterly conference call on the Company’s website.
About Republic Property Trust
Republic Property Trust is a fully integrated, self-administered and self-managed real estate investment trust formed to own, operate, acquire and develop primarily Class A office properties. The Company’s current portfolio is focused in the Washington, D.C. metropolitan, or Greater Washington, D.C., market. Republic Property Trust also selectively seeks fee-based development opportunities for all real estate classes in various geographic areas inside and outside of Greater Washington, D.C.
Non-GAAP Financial Measures
During the quarterly conference call, the Company may discuss non-GAAP financial measures as defined by SEC Regulation G. In addition, the Company has used non-GAAP financial

Republic Property 2006 First Quarter

measures in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found later in this release and in the Company’s Supplemental Information.
Safe Harbor
Certain statements in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of the Company to differ materially from historical results or from any results expressed or implied by such forward-looking statements, including without limitation: national and local economic, business, real estate and other market conditions; the competitive environment in which the Company operates; financing risks; property management risks; the level and volatility of interest rates; financial stability of tenants; the Company’s ability to maintain its status as a REIT for federal income tax purposes; acquisition, disposition, development and joint venture risks; potential environmental and other liabilities; and other factors affecting the real estate industry generally. The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K which discusses these and other factors that could adversely affect the Company’s results. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.
Fur Further Information:
Republic Property Trust
Mike Green, 202-863-0300
MGreen@RPBTrust.com

Republic Property Trust — Supplemental Financial Data
Consolidated Statement of Operations – Fiscal quarters ended March 31, 2006 and 2005 – Unaudited

	The Company	The Predecessor
	Fiscal Quarter ended March 31,
(Dollars in thousands except per share amounts)	2006	2005
Revenue:
Rental income	$13,325	$8,691
Management and development fees and reimbursements from related parties	1,362	—

Total operating revenue	14,687	8,691

Expenses:
Real estate taxes	1,290	770
Property operating costs	2,510	1,559
Depreciation and amortization	4,699	2,731
Management fees	—	766
General and administrative	3,198	125

Total operating expenses	11,697	5,951

Operating income	2,990	2,740

Other income and expense:
Interest income	314	26
Interest expense	(3,235)	(4,460)

Total other income and expense	(2,921)	(4,434)

Net income (loss) before minority interest	69	(1,694)

Minority interest	(8)	—

Net income (loss)	$61	$(1,694)

Basic and diluted earnings per common share	$0.00

Weighted average common shares outstanding basic and diluted	25,985,752

Distributions declared per share	$0.027

Republic Property Trust — Supplemental Financial Data
(continued)
Reconciliations of non-GAAP financial measures
The Company calculates FFO pursuant to the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO as net income or loss determined in accordance with GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company also adjusts for the minority interests in its operating partnership. Accordingly, the FFO disclosed represents the operating partnership’s FFO. FFO and FFO per share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. The most directly comparable GAAP measure for FFO is GAAP net income (loss). Management believes that FFO and FFO per share are helpful to investors as supplemental performance measures because they exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time. Since real estate values historically rise or fall due to market conditions, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows. FFO and FFO per share should not be considered as alternatives to net income or net income per share as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity. Reconciliations of net income (loss) to FFO and net income per share to FFO per share are provided below.
Reconciliation of Net Income (Loss) to Funds from Operations (FFO)

(Dollars in thousands)	Quarter ended March 31,
	2006	2005
Net income (loss)	$61	$(1,694)

Minority interest	8	—
Real estate depreciation and amortization	4,471	2,731

Funds From Operations	$4,540	$1,037

Reconciliation of Net Income per share to FFO per share

Quarter ended
March 31, 2006
Net income per share	$0.00
Real estate depreciation and amortization	0.15

Funds From Operations per share	$0.15